Exhibit 99.1

FOR IMMEDIATE RELEASE

County Bancorp, Inc. to Host Earnings Conference Call on July 19, 2018

Manitowoc, Wisconsin, July 6, 2018 – County Bancorp, Inc. (Nasdaq: ICBK) (the “Company”) announced today that it will release financial results for the second quarter of 2018 before the market opens on July 19, 2018.

The Company will host an earnings call on July 19, 2018, at 1:30 pm, CDT.  Timothy Schneider, President, and Glen L. Stiteley, Chief Financial Officer, will conduct the conference call.  Shareholders, analysts and other interested parties are invited to join the call.

The earnings call will be broadcast over the internet on the Company’s website at http://www.investorscommunitybank.com and then clicking on the link “Investor Relations”.  In addition, investors may listen to the Company’s earnings call via telephone by dialing (866) 652-5200.  Investors should visit the Company’s website or call in to the dial-in number set forth above at least 10 minutes prior to the scheduled start of the call.

A replay of the earnings call will be available until July 18, 2019, by visiting the Company’s website at http://www.investorscommunitybank.com  and clicking on the link “Investor Relations.”

About County Bancorp, Inc.

County Bancorp, Inc., a Wisconsin corporation and registered bank holding company founded in May 1996, and our wholly-owned subsidiary Investors Community Bank, a Wisconsin-chartered bank, are headquartered in Manitowoc, Wisconsin.  The state of Wisconsin is often referred to as “America’s Dairyland,” and one of the niches we have developed is providing financial services to agricultural businesses statewide, with a primary focus on dairy-related lending.  We also serve business and retail customers throughout Wisconsin, with a focus on northeastern and central Wisconsin.  Our customers are served from our full-service locations in Manitowoc, Appleton, Green Bay, and Stevens Point and our loan production offices in Darlington, Eau Claire, Fond du Lac, and Sheboygan.

Investor Relations Contact

Glen L. Stiteley

EVP - CFO, Investors Community Bank

Phone: (920) 686-5658

Email: gstiteley@icbk.com